EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Zimmer Holdings, Inc. of our report dated January 23, 2003 relating to the financial statements of Zimmer Holdings, Inc., which appears in Zimmer Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Indianapolis, Indiana

December 19, 2003